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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------
                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



          Date of Report (date of earliest event reported) May 30, 2002
                                                           ------------


                             The Netplex Group, Inc.
                             -----------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    New York
                                    --------
                 (State or Other Jurisdiction of Incorporation)

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
            1-11784                                                   11-2824578
            -------                                                   ----------
     (Commission File Number)                           (I.R.S. Employer Identification Number)

        1800 Robert Fulton Drive, Suite 250
                 Reston, Virginia                                        20191
                 ----------------                                        -----
     (Address of Principal Executive Offices)                         (Zip Code)


                                 (703) 716-4777
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



                                 Not applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 2.  Acquisition or Disposition of Assets.

On May 15, 2002, The Netplex Group, Inc. (the "Company") consummated a transaction pursuant to an Asset Purchase Agreement by and between the Company and CGI Information Systems & Management Consultants, Inc. ("CGI") Under the terms of the Asset Purchase Agreement, CGI has acquired the net assets associated with the Retail Practice Division as of April 26, 2002 from the Company for $4.3 million in cash. The Company expects to record a gain from this sale in the second quarter of 2002 of approximately $2.0 million.

The Company received several offers for the Retail Practice Division of Netplex Systems, Inc. resulting from such efforts. The Company believes these independent offers were indicative of the fair market value of the Retail Practice Division.

Concurrent with the sale of the net assets of the Retail Practices Division to CGI, the Company entered into a Workout and Collateral Release Agreement with Waterside Capital Corporation ("Waterside") whereby Waterside

     (1) released its security interest in the assets of the Retail Practices Division,

     (2) exchanged 500 shares of Netplex Systems, Inc. Series A Preferred Stock bearing an annual dividend rate of 10% for a Secured Commercial Note for $500,000 from The Netplex Group, Inc. bearing an annual interest rate of 9%,

     (3) exchanged 500 shares of Netplex Systems, Inc. Series A Preferred Stock bearing an annual dividend rate of 10% for 500 shares of The Netplex Group, Inc.'s Preferred Stock bearing an annual dividend rate of 9%, and

     (4) received approximately $341,000 of the sales proceeds to be applied to dividends, principle and interest due associated with the Netplex Systems, Inc. Series A Preferred Stock and notes payable by both Netplex Systems, Inc. and The Netplex Group, Inc.

Item 7.  Financial Statement and Exhibits

     2.1 Asset Purchase Agreement by and between CGI Information Systems and Management Consultants, Inc. and Netplex Systems, Inc. dated May 15, 2002.

     4.1 Workout and Collateral Release Agreement by and among Netplex Systems, Inc, The Netplex Group, Inc. and Waterside Capital Corporation dated May 15, 2002

     99.1 Pro Forma Financial Statements

Signatures
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         In accordance with the requirements of the Securities Exchange Act, the
Registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               The Netplex Group, Inc.

Date: May 30, 2002             By: /s/ Gene F. Zaino
                               -------------------------------------------------
                               Gene F. Zaino, Chairman of the Board,
                                    President and Chief Executive Officer